UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2011

Booz Allen Hamilton Holding Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-171288	26-2634160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 902-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2011, Booz Allen Hamilton Holding Corporation’s wholly-owned subsidiary Booz Allen Hamilton Inc. (the "Company") entered into the Loan Agreement, Waiver and Amendment No. 2, dated as of February 3, 2011 (the "Loan Agreement"), among the Company, BAH Borrower Corporation, a Delaware corporation, the Guarantors named therein, the Administrative Agent (as defined below), and the other lenders and institutions party thereto, pursuant to which the Amended and Restated Credit Agreement, dated as of December 11, 2009, among the Company, the Guarantors named therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders and institutions from time to time party thereto, was amended by the Second Amended and Restated Credit Agreement, dated as of February 3, 2011 (the "Agreement"), among the Company, the guarantors named therein (the "Guarantors"), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse (USA) LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse (USA) LLC, Barclays Capital, Goldman Sachs Bank USA, Morgan Stanly Senior Funding, Inc. and Sumitomo Mitsui Banking Corporation as Joint Bookrunners, Bank of America, N.A. as Syndication Agent and Barclays Bank PLC as Documentation Agent.

The Agreement provides the Company with a $275 million revolving credit facility (the "Revolving Credit Facility") composed of $245 million of existing commitments and $30 million of new commitments. The Agreement provides the Company with sublimits for letters of credit and swing-line loans, a $500 million term loan A tranche (the "Tranche A Loans") and a $500 million term loan B tranche (the "Tranche B Loans" and together with the Tranche A Loans, the "Term Loans"). The Company has the ability to increase the facilities by up to $150 million, plus an additional $150 million under certain circumstances. The Revolving Credit Facility is scheduled to mature on July 31, 2014, the Tranche A Loans are scheduled to mature on February 3, 2016 and the Tranche B Loans are scheduled to mature on August 3, 2017.

Borrowings under the Revolving Credit Facility and the Term Loans will bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs (provided that, in the case of the Tranche B Loans, LIBOR shall be no less than 1.00%) and (2) a base rate calculated by reference to the highest of (a) the prime rate of the Administrative Agent, (b) the federal funds effective rate plus 1/2 of 1.00% and (c) the LIBOR rate for a three-month interest period plus 1.00% ("ABR") (provided that, in the case of the Tranche B Loans, ABR shall be no less than 2.00%). The applicable margin for borrowings under the Revolving Credit Facility and for the Tranche A Loans will range from 2.00% to 2.75% and will be determined by reference to a pricing grid based on the Company’s consolidated net total leverage ratio. The applicable margin for the Tranche B Loans will be 3.00% with respect to LIBOR borrowings and 2.00% with respect to ABR borrowings, with such rates reduced by 25 basis points if the Company’s consolidated net leverage ratio is less than or equal to 1.75 to 1.00. The initial applicable margins for borrowings under the Revolving Credit Facility and for the Tranche A Loans will be 1.50% with respect to ABR borrowings and 2.50% with respect to LIBOR borrowings. The initial applicable margins for the Tranche B Loans will be 3.00% with respect to LIBOR borrowings and 2.00% with respect to ABR borrowings. In addition to paying interest on outstanding principal under the Agreement, the company will pay a commitment fee to the lenders under the Revolving Credit Facility at an initial rate equal to 0.375% and thereafter determined in accordance with the above-referenced pricing grid. The company has also agreed to pay customary letter of credit and agency fees.

The Agreement contains financial maintenance covenants requiring the Company to maintain a maximum consolidated net total leverage ratio of 3.90 to 1.00 which decreases over time to 3.25 to 1.00, and a minimum consolidated net interest coverage ratio of 3.00 to 1.00 which increases over time to 3.50 to 1.00. The Agreement also contains customary representations and warranties and usual and customary affirmative and negative covenants that, among other things, restrict the Company’s and the Guarantors’ ability, in certain circumstances, to (1) incur indebtedness, (2) create liens, (3) merge or consolidate with certain entities, (4) engage in any business activity other than business of the type or reasonably related to the type conducted at the date of the Agreement, (5) sell, transfer, lease or otherwise dispose of all or substantially all of their assets, (6) make certain dividends, distributions, repurchases and other restricted payments, (7) make certain investments loans or advances, (8) engage in certain affiliate transactions, (9) engage in sale-leaseback transactions, (10) enter into certain swap or similar agreements or (11) enter into any agreement limiting their ability to create, incur, assume or suffer to exists liens to secure obligations under the Agreement, with certain exceptions. The Agreement also contains certain customary events of default, including, but not limited to, failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to pay or default of certain other material indebtedness, the failure to maintain the guarantee and collateral agreement, certain adverse monetary judgments, bankruptcy, insolvency and a change of control. Borrowings under the Agreement are subject to acceleration upon the occurrence of events of default.

Entry into the Loan Agreement and the Agreement enabled the Company to effect a refinancing of its previously outstanding indebtedness (the "Refinancing"). In connection with the Refinancing, the Company (i) incurred $500 million of Tranche A Loan indebtedness and $500 million of Tranche B Loan indebtedness under the Agreement on February 3, 2011 and used the proceeds from such loans to repay $1 billion of credit agreement indebtedness previously incurred and outstanding under the Agreement and (ii) used approximately $269 million of cash on hand to pay fees and expenses and to repay all indebtedness outstanding under its mezzanine credit facility, as amended, by and among the Company, the lenders from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, and terminated that facility. There was a 3% premium paid on the mezzanine loans that were repaid.

The foregoing description of the Loan Agreement and the Agreement does not purport to be complete and is qualified in its entirety by reference to the each agreement, which are filed, respectively, as Exhibit 10.1 and Exhibit 10.2 hereto, and incorporated herein by reference.

A copy of a press release dated February 4, 2011 announcing the Company's refinancing transaction is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 with respect to the termination of the Company’s mezzanine credit facility is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Loan Agreement and the Agreement and the incurrence of Tranche A and Tranche B indebtedness under the Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1 Loan Agreement, Waiver and Amendment No. 2, dated as of February 3, 2011
10.2 Second Amended and Restated Credit Agreement, dated as of February 3, 2011
99.1 Press Release, dated as of February 4, 2011

Forward-Looking Statements

This current report on Form 8-K contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). These statements give Booz Allen Hamilton’s current expectation of future events or its future performance and do not relate directly to historical or current events. A number of factors could cause Booz Allen Hamilton’s future actions and related results to vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this press release, possibly to a material degree. Fluctuations in interest rates will affect the amount of interest expense and commitment fees under the new credit facility. Booz Allen Hamilton cannot assure that the current interest rates will continue unchanged or that any of the other assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals will be realized. Specifically, Booz Allen Hamilton cannot assure that the benefits of the refinancing described above will be realized as Booz Allen Hamilton currently expects, if at all. All forward-looking statements included in this press release speak only as of the date made, and, except as required by law, Booz Allen Hamilton undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

February 4, 2011	By:	Samuel R. Strickland

Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement, Waiver and Second Amendment, dated as of February 3, 2011
10.2	Second Amended and Restated Credit Agreement, dated as of February 3, 2011
99.1	Press Release, dated as of February 4, 2011